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                                                                    EXHIBIT 23.3

                      Independent Accountants' Consent


The Boards of Directors
Satyam Infoway Limited

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG
KPMG

Chennai, India

July 26, 2000